EXHIBIT 4.15



                           LOAN AND SECURITY AGREEMENT


                                  by and among


                        STARCRAFT AUTOMOTIVE GROUP, INC.

                                       and

                         NATIONAL MOBILITY CORPORATION,
                                  as Borrowers,


                                       and


                              STARCRAFT CORPORATION

                                       and

                         IMPERIAL AUTOMOTIVE GROUP, INC.
                          as Additional Credit Parties,


                                       and


                          FOOTHILL CAPITAL CORPORATION,
                                    as Lender


                          DATED AS OF OCTOBER 30, 1998






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                                TABLE OF CONTENTS

                                                                            Page


1. DEFINITIONS AND CONSTRUCTION...............................................1
         1.1. Definitions.....................................................1
         1.2. Accounting Terms...............................................17
         1.3. Code...........................................................17
         1.4. Construction...................................................17
         1.5. Schedules and Exhibits.........................................17

2. LOAN AND TERMS OF PAYMENT.................................................17
         2.1. Revolving Advances.............................................17
         2.2. Letters of Credit..............................................19
         2.3. Term Loan......................................................21
         2.4. Intentionally Omitted..........................................21
         2.5. Overadvances...................................................22
         2.6. Interest:  Rates, Payments and Calculations....................22
         2.7. Collection of Accounts.........................................24
         2.8. Crediting Payments; Application of Collections.................24
         2.9. Designated Account.............................................25
         2.10. Maintenance of Loan Account; Statements of Obligations........25
         2.11. Fees..........................................................25
         2.12. Eurodollar Rate Loans.........................................26
         2.13. Illegality....................................................27
         2.14. Requirements of Law...........................................28
         2.15. Indemnity.....................................................29

3. CONDITIONS; TERM OF AGREEMENT.............................................30
         3.1. Conditions Precedent to the Initial Advance,
               Letter of Credit and the Term Loan............................30
         3.2. Conditions Precedent to all Advances,
               all Letters of Credit and the Term Loan.......................32
         3.3. Condition Subsequent...........................................33
         3.4. Term; Automatic Renewal........................................33
         3.5. Effect of Termination..........................................33
         3.6. Early Termination by Borrowers.................................34
         3.7. Termination Upon Event of Default..............................34

4. CREATION OF SECURITY INTEREST.............................................34
         4.1. Grant of Security Interest.....................................34
         4.2. Negotiable Collateral..........................................34
         4.3. Collection of Accounts, General Intangibles,
               and Negotiable Collateral.....................................35
         4.4. Delivery of Additional Documentation Required..................35
         4.5. Power of Attorney..............................................35
         4.6. Right to Inspect...............................................36

5. REPRESENTATIONS AND WARRANTIES............................................36
         5.1. No Encumbrances................................................36
         5.2. Eligible Accounts..............................................36
         5.3. Eligible Inventory.............................................37
         5.4. Equipment......................................................37
         5.5. Location of Inventory and Equipment............................37
         5.6. Inventory Records..............................................37
         5.7. Location of Chief Executive Office; FEIN.......................37
         5.8. Due Organization and Qualification; Subsidiaries...............37
         5.9. Due Authorization; No Conflict.................................38
         5.10. Litigation....................................................38
         5.11. No Material Adverse Change....................................39
         5.12. Solvency......................................................39
         5.13. Employee Benefits.............................................39
         5.14. Environmental Condition.......................................39
         5.15. Year 2000 Compliance..........................................40
         5.16. Consigned Chassis.............................................40
         5.17. Starcraft Southwest, Inc......................................40

6. AFFIRMATIVE COVENANTS.....................................................40
         6.1. Accounting System..............................................40
         6.2. Collateral Reporting...........................................40
         6.3. Financial Statements, Reports, Certificates....................41
         6.4. Tax Returns....................................................42
         6.5. Guarantor Reports..............................................43
         6.6. Returns........................................................43
         6.7. Title to Equipment.............................................43
         6.8. Maintenance of Equipment.......................................43
         6.9. Taxes..........................................................43
         6.10. Insurance.....................................................44
         6.11. No Setoffs or Counterclaims...................................45
         6.12. Location of Inventory and Equipment...........................45
         6.13. Compliance with Laws..........................................46
         6.14. Employee Benefits.............................................46
         6.15. Leases........................................................47

7. NEGATIVE COVENANTS........................................................47
         7.1. Indebtedness...................................................47
         7.2. Liens..........................................................48
         7.3. Restrictions on Fundamental Changes............................48
         7.4. Disposal of Assets.............................................48
         7.5. Change Name....................................................48
         7.6. Guarantee......................................................48
         7.7. Nature of Business.............................................48
         7.8. Prepayments and Amendments.....................................48
         7.9. Change of Control..............................................49
         7.10. Consignments; New Chassis Supplier Agreements.................49
         7.11. Distributions.................................................49
         7.12. Accounting Methods............................................49
         7.13. Investments...................................................49
         7.14. Transactions with Affiliates..................................50
         7.15. Suspension....................................................50
         7.16. Compensation..................................................50
         7.17. Use of Proceeds...............................................50
         7.18. Change in Location of Chief Executive Office; Inventory
                    and Equipment with Bailees................................50
         7.19. No Prohibited Transactions Under ERISA.........................50
         7.20. Financial Covenants............................................51
         7.21. Capital Expenditures...........................................52

8. EVENTS OF DEFAULT..........................................................52

9. FOOTHILL'S RIGHTS AND REMEDIES.............................................54
         9.1. Rights and Remedies.............................................54
         9.2. Remedies Cumulative.............................................56

10. TAXES AND EXPENSES........................................................56

11. WAIVERS; INDEMNIFICATION..................................................57
         11.1. Demand; Protest; etc...........................................57
         11.2. Foothill's Liability for Collateral............................57
         11.3. Indemnification................................................57

12. NOTICES...................................................................58

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER................................59

14. DESTRUCTION OF BORROWERS' DOCUMENTS.......................................59

15. GENERAL PROVISIONS........................................................60
         15.1. Effectiveness..................................................60
         15.2. Successors and Assigns.........................................60
         15.3. Section Headings...............................................60
         15.4. Interpretation.................................................60
         15.5. Severability of Provisions.....................................60
         15.6. Amendments in Writing..........................................61
         15.7. Counterparts; Facsimile Execution..............................61
         15.8. Revival and Reinstatement of Obligations.......................61
         15.9. Integration....................................................61
         15.10. Joint and Several Liability...................................61


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                             SCHEDULES AND EXHIBITS


Schedule E-1               Eligible Inventory Locations

Schedule P-1               Permitted Liens

Schedule R-1               Real Property Collateral

Schedule 5.7               Chief Executive Office and FEIN

Schedule 5.8               Subsidiaries

Schedule 5.10              Litigation

Schedule 5.14              Environmental Matters

Schedule 5.13              ERISA Benefit Plans

Schedule 6.12              Location of Inventory and Equipment

Schedule 7.1               Indebtedness

Schedule 7.6               Guaranties

Schedule 7.14              Affiliate Transactions

Exhibit C-1                Form of Compliance Certificate



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                           LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of October 30, 1998, among FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 and STARCRAFT AUTOMOTIVE GROUP, INC. ("SAG"), an Indiana corporation, NATIONAL MOBILITY CORPORATION ("NMC"), an Indiana corporation, STARCRAFT CORPORATION ("SC"), an Indiana corporation, and IMPERIAL AUTOMOTIVE GROUP, INC. ("IAG"), an Indiana corporation, (SAG and NMC are each individually a "Borrower", and collectively "Borrowers"; and SAG, NMC, SC and IAG are each individually a "Company", and collectively "Companies").

     The parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION.

     1.1. Definitions.

     As used in this Agreement, the following terms shall have the following definitions:

     "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

     "Accounts" means, with respect to a Company, all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to such Company arising out of the sale or lease of goods or the rendition of services by such Company, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

     "Additional Raw Material Availability Amount" means, during November and December of each fiscal year, an amount equal to 10% of the value of Eligible Inventory consisting of raw materials (with such percentage subject to adjustment as provided in Section 2.1(b)), during January and February of each fiscal year, an amount equal to 5% of the value of Eligible Inventory consisting of raw materials (with such percentage subject to adjustment as provided in Section 2.1(b)), and at all other times, an amount equal to zero.

     "Adjusted Eurodollar Rate" means, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next 1/16%) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to (i) 100% minus (ii) the Reserve Percentage. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.


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     "Advances" has the meaning set forth in Section 2.1(a).

     "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 15% or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.

     "Agreement" has the meaning set forth in the preamble hereto.

     "Authorized Person" means any officer or other employee of any Borrower.

     "Average Unused Portion of Maximum Revolving Amount" means, as of any date of determination, (a) the Maximum Revolving Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding calendar month, plus (ii) the average Daily Balance of the undrawn Letters of Credit that were outstanding during the immediately preceding calendar month, plus (iii) the average Daily Balance of the Tecstar Obligations that were outstanding during the immediately preceding calendar month.

     "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.ss. 101 et seq.), as amended, and any successor statute.

     "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Company, any Subsidiary of any Company, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

     "Borrower" has the meaning set forth in the preamble to this Agreement.

     "Borrowing Base" has the meaning set forth in Section 2.1(a).

     "Business Day" means any day that is not a Saturday, Sunday or other day on which national banks are authorized or required to close, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

     "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 20% of the total voting power of all classes of stock then outstanding of any Company entitled to vote in the election of directors.

     "Closing Date" means the date of the first to occur of the making of the initial Advance, the issuance of the initial Letter of Credit or the funding of the Term Loan.

     "Code" means the Illinois Uniform Commercial Code.

     "Collateral" means, with respect to a Company, each of the following:

     (a) such Company's Accounts,

     (b) such Company's Books,

     (c) such Company's Equipment,

     (d) such Company's General Intangibles,

     (e) such Company's Inventory,

     (f) such Company's Negotiable Collateral,

     (g) the Real Property Collateral,

     (h) any money, or other assets of such Company that now or hereafter come into the possession, custody, or control of Foothill, and

     (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral of such Company, and any and all Accounts, Company's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

     "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgment agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Foothill.

     "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

     "Company's Books" means, with respect to a Company, all of such Company's books and records including: ledgers; records indicating, summarizing, or evidencing such Company's properties or assets (including the Collateral) or liabilities; all information relating to such Company's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief accounting officer of SAG to Foothill.

     "Daily  Balance"  means,   with  respect  to  the  Obligations  or  Tecstar
Obligations, the amount of an Obligation or Tecstar Obligation, as the case may be, owed at the end of a given day.

     "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of Section 1208 of the Code.

     "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

     "Designated Account" means account number 501-937-643 of Borrowers maintained with Borrowers' Designated Account Bank, or such other deposit account of Borrowers (located within the United States) which has been designated, in writing and from time to time, by Borrowers to Foothill.

     "Designated Account Bank" means National City Bank of Indiana, whose office is located at One National City Center, Suite 735E, Indianapolis, Indiana 46255, and whose ABA number is 074000065.

     "Dilution" means, in each case based upon the experience of the immediately prior 3 fiscal months, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts from the invoice amount of any Account, advertising, returns, promotions, credits, or other dilutive items with respect to the Accounts of Borrowers by (b) Borrowers' Collections (excluding extraordinary items) plus the Dollar amount of clause (a).

     "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce Foothill's advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5%.

     "Disbursement Letter" means an instructional letter executed and delivered by Borrowers to Foothill regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Foothill.

     "Dollars or $" means United States dollars.

     "Early Termination Premium" has the meaning set forth in Section 3.6.

     "EBITDA" means, for any period, the consolidated net income of SC (including Tecstar, Inc.) for such period (exclusive of extraordinary gains and losses), plus interest, taxes, depreciation and amortization deducted in determining such net income for such period.

     "Eligible Accounts" means those Accounts created by a Borrower in the ordinary course of business, that arise out of such Borrower's sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrowers to Foothill in the Loan Documents, and that are and at all times continue to be acceptable to Foothill in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. Eligible Accounts shall not include the following:

     (a) Accounts of a Borrower that the Account Debtor has failed to pay within 60 days of due date or Accounts with selling terms of more than 30 days;

     (b) Accounts of a Borrower owed by an Account Debtor or its Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) to Borrowers are deemed ineligible under clause (a) above;

     (c) Accounts of a Borrower with respect to which the Account Debtor is an employee, Affiliate, or agent of a Company;

     (d) Accounts of a Borrower with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

     (e) Accounts of a Borrower that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States or Canada (provided, that the aggregate amount of Advances against the Eligible Accounts of Account Debtors with their chief executive office in Canada shall not exceed $500,000), or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Foothill (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Foothill and is directly drawable by Foothill, or (z) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Foothill;

     (f) Accounts of a Borrower with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which such Borrower has complied, to the satisfaction of Foothill, with the Assignment of Claims Act, 31 U.S.C. ss. 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

     (g) Accounts of a Borrower with respect to which the Account Debtor is a creditor of a Borrower, has or has asserted a right of setoff (unless such Account Debtor has executed and delivered to Foothill a no offset letter in form and substance satisfactory to Foothill), has disputed its liability, or has made any claim with respect to the Account (but only to the extent of the amount of the liability owing to such Account Debtor, the amount of the set off that has or may be asserted, the amount of the disputed liability or the amount of the claim, as the case may be);

     (h) Accounts of a Borrower owing by the Illinois Department of Transportation if such obligations owing to Borrowers exceed 20% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage, Accounts of a Borrower owing by the General Motors Overseas Distribution Corporation if such obligations owing to Borrowers exceed 25% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage (provided, that if acceptable credit insurance is received by Foothill, Foothill will consider increasing such concentration limit with respect to General Motors Overseas Distribution Corporation), or Accounts of a Borrower with respect to an Account Debtor (other than the Illinois Department of Transportation and General Motors Overseas Distribution Corporation) whose total obligations owing to Borrowers exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

     (i) Accounts of a Borrower with respect to which the Account Debtor is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

     (j) Accounts of a Borrower the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

     (k) Accounts of a Borrower with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor, Accounts of a Borrower with respect to which the Account Debtor has been billed but the goods giving rise to such Accounts have not been shipped, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

     (l) Accounts of a Borrower with respect to which the Account Debtor is located in the states of New Jersey, Minnesota or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless such Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current calendar year, or is exempt from such filing requirement; and

     (m) Accounts of a Borrower that represent progress payments or other advance billings that are due prior to the completion of performance by such Borrower of the subject contract for goods or services; and

     (n) Accounts representing rebate obligations owing to a Borrower.

     "Eligible Inventory" means Inventory of a Borrower consisting of first quality finished goods held for sale in the ordinary course of such Borrower's business for which an order has been placed by an Account Debtor, uncut chassis owned by a Borrower and raw materials (such as fiberglass shells, wheels, wood, electronic devices (including televisions, radios and speakers), windows, doors, carpet, fabrics and graphics/decals) for such finished goods, that are located at or in-transit between such Borrower's premises identified on Schedule E-1, that strictly comply with each and all of the representations and warranties respecting Inventory made by such Borrower to Foothill in the Loan Documents, and that are and at all times continue to be acceptable to Foothill in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Foothill in Foothill's reasonable credit judgment. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with a Borrower's current and historical accounting practices; provided, that chassis consigned to a Borrower or owned by a Borrower and subject to a Lien in favor of the supplier thereof shall not be part of finished goods. An item of Inventory shall not be included in Eligible Inventory if:

     (a) it is not owned solely by a Borrower or a Borrower does not have good, valid, and marketable title thereto (provided, that the interest of the chassis supplier in the finished goods shall not cause such finished goods to not be Eligible Inventory to the extent such supplier has executed an Intercreditor Agreement with Foothill);

     (b) it is not located at one of the locations set forth on Schedule E-1;

     (c) it is not located on property owned or leased by a Borrower or in a contract warehouse, in each case, subject to a Collateral Access Agreement executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

     (d) it is not subject to a valid and perfected first priority security interest in favor of Foothill;

     (e) it consists of goods returned or rejected by a Borrower's customers or goods in transit;

     (f) it is an uncut chassis manufactured by General Motors Corporation or any of its affiliates or subsidiaries unless a Borrower purchased such chassis from the General Motors Vehicle Overseas Division of General Motors Corporation;

     (g) it is an uncut chassis manufactured by Ford Motor Company or any of its affiliates or subsidiaries unless such chassis is a cutaway bus chassis and a Borrower has paid the full purchase price therefor and obtained the certificate of origin with respect thereto; and

     (h) it is obsolete or slow moving, a demonstration model, work-in-process, consigned Inventory, packaging and shipping materials, supplies used or consumed in a Borrower's business, Inventory subject to a Lien in favor of any third Person, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

     "Equipment" means, with respect to a Company, all of such Company's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of such Company in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

     "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of any Company under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Company under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Company is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with any Company and whose employees are aggregated with the employees of such Company under IRC Section 414(o).

     "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of any Company, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Company, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by any Company or its Subsidiaries or any of their ERISA Affiliates.

     "Eurodollar Rate" means, with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum at which United States dollar deposits are offered to Foothill (or its Affiliate) by major banks in the London interbank market (or other Eurodollar Rate market selected by Foothill) on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of such Interest Period in amounts comparable to the amount of the Eurodollar Rate Loans requested by and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrowers.

     "Eurodollar Rate Loans" means any Loan (or any portion thereof) made or outstanding hereunder during any period when interest on such Loan (or portion thereof) is payable based on the Adjusted Eurodollar Rate.

     "Event of Default" has the meaning set forth in Section 8.

     "Excess Loan Availability" means, as of the Closing Date, the amount by which the lesser of (A) the Maximum Revolving Amount and (B) the Borrowing Base, exceeds the sum of Obligations (other than the Term Loan) and the amount of deterioration in the payables over 60 days past due since the date of Foothill's last audit of Borrowers.

     "Existing Lender" means Bank One, N.A.

     "FEIN" means Federal Employer Identification Number.

     "Foothill" has the meaning set forth in the preamble to this Agreement.

     "Foothill Account" has the meaning set forth in Section 2.7.

     "Foothill Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by Companies under any of the Loan Documents that are paid or incurred by Foothill; fees or charges paid or incurred by Foothill in connection with Foothill's transactions with any Company, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Personal Property Collateral and Real Property Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Foothill in the disbursement of funds to any Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Foothill in examining any Company's Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with any Company or any guarantor; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Company or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "General Intangibles" means, with respect to a Company, all of such Company's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

     "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranties" means (i) the Guaranty of even date herewith executed by SC and (ii) the Guaranty of even date herewith executed by IAG.

     "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

     "Indebtedness"  means: (a) all obligations of a Company for borrowed money,
(b) all obligations of a Company evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of a Company in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of a Company under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of a Company, irrespective of whether such obligation or liability is assumed, and (e) any obligation of a Company guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Company) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

     "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

     "Intercreditor Agreements" means those certain intercreditor agreements between Foothill and each of General Motors Acceptance Corporation, Chrysler Credit Corporation and Ford Motor Credit Company, and any other consignor of chassis to a Borrower.

     "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately 30, 60 or 90 days duration as Borrowers may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrowers may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

     "Inventory" means, with respect to a Company, all present and future inventory in which such Company has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of such Company's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

     "Inventory Reserve" means an amount equal to (i) zero, during the period commencing on the Closing Date and ending December 31, 1998, (ii) $100,000, during the period commencing January 1, 1999 and ending January 31, 1999, (iii) $200,000 during the period commencing February 1, 1999 and ending February 28, 1999, (iv) $300,000, during the period commencing March 1, 1999 and ending March 31, 1999, (v) $400,000 during the period commencing April 1, 1999 and ending April 30, 1999, and (vi) $500,000 at all times on and after May 1, 1999.

     "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     "L/C" has the meaning set forth in Section 2.2(a).

     "L/C Guaranty" has the meaning set forth in Section 2.2(a).

     "Letter of Credit" means an L/C or an L/C Guaranty, as the context requires.

     "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

     "Loan Account" has the meaning set forth in Section 2.10.

     "Loan Documents" means this Agreement, the Disbursement Letter, the Letters of Credit, the Lockbox Agreements, Mortgages, the Stock Pledge Agreement, the Trademark Mortgage, the Patent Mortgage, the Guaranties, any note or notes executed by any Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

     "Loans" means the Advances and the Term Loan.

     "Lockbox Account" shall mean a depository account established pursuant to one of the Lockbox Agreements.

     "Lockbox Agreements" means those certain Lockbox Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Foothill, each of which is among Borrowers, Foothill, and one of the Lockbox Banks.

     "Lockbox Banks" means National City Bank or such other banks as are acceptable to Foothill.

     "Lockboxes" has the meaning set forth in Section 2.7.

     "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Company, (b) the material impairment of any Company's ability to perform its obligations under the Loan Documents to which it is a party or of Foothill to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Foothill's Liens with respect to the Collateral.

     "Maximum Amount" means, as of any date of determination, $14,000,000.

     "Maximum Revolving Amount" means $14,000,000 less (a) the outstanding principal amount of the Term Loan and (b) the Tecstar Obligations; provided, that so long as the maximum principal amount of "Senior Debt" as set forth in that certain Subordination Agreement between Foothill and Existing Lenders is $14,000, the Maximum Revolving Amount means $13,500,000 less (a) the outstanding principal amount of the Term Loan and (b) the Tecstar Obligations.

     "Mortgages" means one or more mortgages, deeds of trust, or deeds to secure debt, executed by a Company in favor of Foothill, the form and substance of which shall be satisfactory to Foothill, that encumber the Real Property Collateral and the related improvements thereto.

     "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which any Company, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

     "Negotiable Collateral" means, with respect to a Company, all of such Company's present and future letters of credit, notes, drafts, instruments, investment property, security entitlements, securities (including the shares of stock of Subsidiaries of such Company), documents, personal property leases (wherein such Company is the lessor), chattel paper, and such Company's Books relating to any of the foregoing.

     "Obligations"  means all loans  (including,  without  limitation,  the Term
Loan), Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), guaranties, contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Early Termination Premiums), liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees, charges, costs, or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by any Company to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Foothill and any Company, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from any Company to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that any Company is required to pay or reimburse by the Loan Documents, by law, or otherwise.

     "Overadvance" has the meaning set forth in Section 2.5.

     "Participant" means any Person to which Foothill has sold a participation interest in its rights under the Loan Documents.

     "Patent Mortgage" means that certain Patent Mortgage of even date herewith between SC and Foothill.

     "Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Foothill, from Existing Lender respecting the amount necessary to repay in full all of the obligations of Companies owing to Existing Lender (other than a $3,000,000 term loan).

     "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

     "Permitted Liens" means (a) Liens held by Foothill, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases and purchase money Liens of lessors under capital leases to the extent that the acquisition or lease of the underlying asset occurs after the Closing Date and is permitted under Section 7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of any Company and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of a Company and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of a Company, (i) Liens of or resulting from any judgment or award that would not have a Material Adverse Effect and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which a Company is in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Foothill, and (k) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by a Company or the value of Foothill's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of a Company.

     "Permitted Protest" means the right of a Company to protest any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of such Company in an amount that is reasonably satisfactory to Foothill, (b) any such protest is instituted and diligently prosecuted by such Company in good faith, and (c) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Foothill in and to the Collateral.

     "Person"  means  and  includes  natural  persons,   corporations,   limited
liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

     "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

     "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by any Company or with respect to which it may incur liability.

     "Real Property" means any estates or interests in real property now owned or hereafter acquired by a Company.

     "Real Property Collateral" means the parcel or parcels of real property and the related improvements thereto identified on Schedule R-1, and any Real Property hereafter acquired by a Company.

     "Reference Rate" means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

     "Reference Rate Loan" means any Loan (or any portion thereof) made or outstanding hereunder during any period when interest on such Loan (or portion thereof) is payable based on the Reference Rate.

     "Renewal Date" has the meaning set forth in Section 3.4.

     "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

     "Reserve Percentage" means and refers to, as of the date of determination thereof, the maximum percentage (rounded upward, if necessary to the nearest 1/100th of 1%), as determined by Foothill (or its Affiliate) in accordance with its (or their) usual procedures (which determination shall be conclusive in the absence of manifest error), that is in effect on such date as prescribed by the Federal Reserve Board for determining the reserve requirements (including supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") by Foothill or its Affiliates.

     "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

     "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

     "Stock Pledge Agreement" means that certain Stock Pledge Agreement of even date herewith between SC and Foothill.

     "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

     "Tangible Net Worth" means, as of any date of determination, the difference of (a) total stockholder's equity of SC on a consolidated basis, minus (b) the sum of: (i) all Intangible Assets and "other assets" of the Companies, (ii) all of the Companies' prepaid expenses, and (iii) all amounts due to the Companies from Affiliates.

     "Tecstar Loan Agreement" means that certain Loan and Security Agreement dated as of November 20, 1998 between Tecstar, Inc. and Foothill.

     "Tecstar Obligations" means the "Obligations" (as defined in the Tecstar Loan Agreement).

     "Term Loan" has the meaning set forth in Section 2.3.

     "Trademark Mortgage" means that certain Trademark Mortgage of even date herewith between SC and Foothill.

     "Voidable Transfer" has the meaning set forth in Section 15.8.

     1.2. Accounting Terms.

     All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Company" is used in respect of a financial covenant or a related definition, it shall be understood to mean Companies on a consolidated basis unless the context clearly requires otherwise.

     1.3. Code.

     Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4. Construction.

     Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Foothill. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

     1.5. Schedules and Exhibits.

     All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.   LOAN AND TERMS OF PAYMENT.

     2.1. Revolving Advances.

     (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrowers in an amount outstanding not to exceed at any one time the lesser of (i) the Maximum Revolving Amount less the outstanding balance of all undrawn or unreimbursed Letters of Credit, or (ii) the Borrowing Base less (A) the aggregate amount of all undrawn or unreimbursed Letters of Credit. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                           (w) the  lesser of (i) 85% of  Eligible  Accounts  of
                  Borrowers, less the amount, if any, of the Dilution Reserve, and (ii) an amount equal to Borrowers' Collections with respect to Accounts of Borrowers for the immediately preceding 60 day period, plus

                           (x) the lower of (i) $6,000,000,  and (ii) the sum of
                  (A) the lower of (1) 75% of the value of the Eligible Inventory consisting of uncut chassis owned by a Borrower and
                  (2) $3,000,000, and (B) the lower of (1) 75% of the value of the Eligible Inventory consisting of finished goods, and (2) 80% of the orderly liquidation value (as determined by an appraiser and an appraisal methodology acceptable to Foothill) of the Eligible Inventory consisting of finished goods, plus

                           (y) the lowest of (i) $3,000,000, (ii) the sum of 35%
                  of the value of the Eligible Inventory consisting of raw materials and 100% of the Additional Raw Material Availability Amount, and (iii) 80% of the orderly liquidation value (as determined by an appraiser and an appraisal methodology acceptable to Foothill) of the Eligible Inventory consisting of raw materials, minus

                           (z)  the  aggregate  amount  of  reserves,   if  any,
                  established by Foothill under Section 2.1(b);

provided, that the aggregate Advances outstanding predicated on the availability described in clauses (x) and (y) above shall not exceed (A) 300% of the amount of availability created under clause (w) above during the period commencing on the date hereof and ending December 24, 1999, (B) 180% of the amount of availability created under clause (w) above during the period commencing on December 25, 1998 and ending on January 31, 1999, or (C) 160% of the amount of availability created under clause (w) above at any time on or after February 1, 1999.

         (b) Anything to the contrary in Section 2.1(a) above notwithstanding, Foothill may create reserves against the Borrowing Base or reduce its advance rates based upon Eligible Accounts or Eligible Inventory without declaring an Event of Default (i) for any amount subject to a Permitted Protest, (ii) for amounts owing to landlords or similar Persons that could assert a statutory lien in respect of any of the Collateral, (iii) for such amounts as Foothill deems appropriate for finished goods that may be located with a processor, and/or (iv) as determined by Foothill in its reasonable credit judgment. Without limiting the foregoing, Foothill shall establish the Inventory Reserve as a reserve against the Borrowing Base.

         (c) Each Loan shall be made upon a Borrower's request (pursuant to the terms of Section 2.9), which request shall be irrevocable except as set forth in
Section 2.12, specifying (i) the amount of the requested Loan; (ii) the requested funding date of such Loan; (iii) whether the Loan is to constitute a Eurodollar Rate Loan or a Reference Rate Loan; and (iv) if such Loan is to constitute a Eurodollar Rate Loan, the requested Interest Period therefor. If a requested Loan constitutes a Eurodollar Rate Loan, such request must be delivered to Foothill no later than 11:00 a.m. (California time) 2 Business Days prior to the requested funding date therefor. (d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. 2.2. Letters of Credit.

(a) Subject to the terms and conditions of this Agreement, Foothill agrees to issue letters of credit for the account of a Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of a Borrower. Foothill shall have no obligation to issue a Letter of Credit if any of the following would result:

                  (i) the aggregate amount of all undrawn and unreimbursed Letters of Credit, would exceed the Borrowing Base less the amount of outstanding Advances; or

                  (ii) the aggregate amount of all undrawn or unreimbursed Letters of Credit would exceed the lower of: (x) the Maximum Revolving Amount less the amount of outstanding Advances; or (y) $2,000,000; or
         (iii) the outstanding Obligations (other than under the Term Loan) would exceed the Maximum Revolving Amount. Each Borrower expressly understands and agrees that Foothill shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Each Borrower and Foothill acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiration date no later than 60 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Foothill in its sole discretion. If Foothill is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such amount to Foothill and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6.

         (b) Each Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless from any loss, cost, expense, or liability, including payments made by Foothill, expenses, and reasonable attorneys fees incurred by Foothill arising out of or in connection with any Letter of Credit. Each Borrower agrees to be bound by the issuing bank's regulations and interpretations of any Letters of Credit guarantied by Foothill and opened to or for a Borrower's account or by Foothill's interpretations of any L/C issued by Foothill to or for a Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that Foothill shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following any Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Guarantees may require Foothill to indemnify the issuing bank for certain costs or liabilities arising out of claims by such Borrower against such issuing bank. Each Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Foothill under any L/C Guaranty as a result of Foothill's indemnification of any such issuing bank.

         (c) Each Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by Foothill to deliver to Foothill all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Foothill's instructions and agreements with respect to all matters that it would otherwise accept and rely upon Borrowers' instructions and agreements, arising in connection with such letter of credit and the related application. Such Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

         (d) Any and all charges, commissions, fees, and costs incurred by Foothill relating to the letters of credit guaranteed by Foothill shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Foothill.

         (e) Immediately upon the termination of this Agreement, Borrowers agree to either (i) provide cash collateral to be held by Foothill in an amount equal to 102% of the maximum amount of Foothill's obligations under Letters of Credit, or (ii) cause to be delivered to Foothill releases of all of Foothill's obligations under outstanding Letters of Credit. At Foothill's discretion, any proceeds of Collateral of Borrowers received by Foothill after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).

         (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or Foothill with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                  (A) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                  (B) there shall be imposed on the issuing bank or Foothill any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or Foothill of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or Foothill, then, and in any such case, Foothill may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay on demand such amounts as the issuing bank or Foothill may specify to be necessary to compensate the issuing bank or Foothill for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 2.6(a)(i) or (c)(i), as applicable. The determination by the issuing bank or Foothill, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

         2.3. Term Loan.

         Foothill has agreed to make a term loan (the "Term Loan") to Borrowers in the original principal amount of $4,800,000. The Term Loan shall be repaid in 36 installments of principal each in the amount of $57,143 (except for the last such installment which shall be in the amount of the unpaid principal balance of the Term Loan). Each such installment shall be due and payable on the first day of each calendar month commencing on the first day of December 1, 1998 and continuing on the first day of each succeeding calendar month, and the final payment shall be on the third anniversary of the Closing Date. The outstanding principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. The unpaid principal balance of the Term Loan may be prepaid in whole or in part without penalty or premium at any time during the term of this Agreement upon 30 days prior written notice by Borrowers to Foothill and with the prior written consent of Foothill. All prepayments of principal of the Term Loan shall be applied to the installments due on the Term Loan in the inverse order of their maturity. All amounts outstanding under the Term Loan shall constitute Obligations.

         2.4. Intentionally Omitted.

         2.5. Overadvances.

         If, at any time or for any reason, the amount of Obligations (other than the Term Loan) owed by Borrowers to Foothill pursuant to Sections 2.1 and
2.2 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 and 2.2 (an "Overadvance"), Borrowers immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill first, to repay Advances outstanding under Section 2.1 and, thereafter, to be held by Foothill as cash collateral to secure Borrowers' obligation to repay Foothill for all amounts paid pursuant to Letters of Credit.

         2.6. Interest: Rates, Payments and Calculations.

                  (a) Interest Rate. Except as provided in clause (c) below, all outstanding Obligations (except for undrawn Letters of Credit) shall bear interest as follows:

                           (i) Each Eurodollar Rate Loan (other than the portion
                  thereof that is part of the Term Loan) shall bear interest at a per annum rate of 3 percentage points above the Adjusted Eurodollar Rate and each Eurodollar Rate Loan constituting a portion of the Term Loan shall bear interest at a per annum rate of 3.5 percentage points above the Adjusted Eurodollar Rate, and

                           (ii) all other  outstanding  Obligations  (other than
                  the portion thereof that is part of the Term Loan) shall bear interest at a per annum rate of 0.5 percentage points above the Reference Rate and the Term Loan (other than the portion thereof that is part of a Eurodollar Rate Loan) shall bear interest at a per annum rate of 0.75 percentage points above the Reference Rate; provided, that, notwithstanding the foregoing, the Revolving Loans predicated on the Additional Raw Material Availability Amount shall bear interest at a per annum rate of 2 percentage points above the Reference Rate.

         (b) Letter of Credit Fee. Borrowers shall pay Foothill a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to 1.75% per annum times the aggregate undrawn amount of all outstanding Letters of Credit.

         (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations (except for undrawn Letters of Credit and the Term Loan) shall bear interest at a per annum rate equal to 3.5 percentage points above the Reference Rate, (ii) the Term Loan shall bear interest at a per annum rate equal to 3.75 percentage points above the Reference Rate, and (iii) the Letter of Credit fee provided in Section 2.6(b) shall be increased to 4.75% per annum times the amount of the undrawn Letters of Credit that were outstanding during the immediately preceding calendar month; provided, that notwithstanding the foregoing, the Revolving Loans predicated on the Additional Raw Material Availability Amount shall bear interest at a per annum rate of 6 percentage points above the Reference Rate.

         (d) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than 7% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

         (e) Payments. Interest in respect of Reference Rate Loans and Letter of Credit Fees shall be due and payable, in arrears, on the first day of each calendar month during the term hereof. Interest in respect of each Eurodollar Rate Loan shall be due and payable, in arrears, on the last day of the Interest Period applicable thereto. Each Borrower hereby authorizes Foothill, at its option, without prior notice to Borrowers, to charge such interest and Letter of Credit Fees, all Foothill Expenses (as and when incurred), the fees and charges provided for in Section 2.11 (as and when accrued or incurred), and all installments or other payments due under the Term Loan or any Loan Document to Borrowers' Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due and shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

         (f) Computation. The Reference Rate as of the date of this Agreement is 8% per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

         (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         (h) For purposes of calculating interest, Revolving Loans shall be deemed to be predicated upon the availability created by the Additional Raw Material Availability Amount last. 2.7. Collection of Accounts.

         Borrowers shall at all times maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date, shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrowers to remit all Collections in respect thereof to such Lockboxes. Borrowers, Foothill, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrowers agree that all Collections and other amounts received by any Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by any Borrower without the prior written consent of Foothill. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account after all applicable collection periods shall be wired each Business Day into an account (the "Foothill Account") maintained by Foothill at a depository selected by Foothill.

         2.8. Crediting Payments; Application of Collections.

         The receipt of any Collections by Foothill (whether from transfers to Foothill by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Foothill shall be entitled to charge Borrowers for 2 Business Days of `clearance' or `float' at the rate set forth in Section 2.6(a)(i) or Section 2.6(c)(i), as applicable, on all Collections that are received by Foothill (regardless of whether forwarded by the Lockbox Banks to Foothill, whether provisionally applied to reduce the Obligations under Section 2.1, or otherwise). This across-the-board 2 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's financing of Borrowers, and shall apply irrespective of the characterization of whether receipts are owned by any Borrower or Foothill, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging 2 Business Days of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill only if it is received into the Foothill Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Foothill Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

         2.9. Designated Account.

         Foothill is authorized to make the Advances, the Letters of Credit and the Term Loan under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(e). Borrowers agree to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by any Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrowers, any Advance requested by any Borrower and made by Foothill hereunder shall be made to the Designated Account.

         2.10. Maintenance of Loan Account; Statements of Obligations.

         Foothill shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with all Advances made by Foothill to any Borrower or for Borrowers' account, including, accrued interest, Foothill Expenses, and any other payment Obligations of any Borrower. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Foothill from any Borrower or for Borrowers' account, including all amounts received in the Foothill Account from any Lockbox Bank. Foothill shall render statements regarding the Loan Account to Borrowers, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Foothill unless, within 30 days after receipt thereof by Borrowers, Borrowers shall deliver to Foothill written objection thereto describing the error or errors contained in any such statements.

         2.11. Fees.

         Borrowers shall pay to Foothill the following fees:

         (a) Closing Fee. On the Closing Date, a closing fee of $70,000;

         (b) Unused Line Fee. On the first day of each calendar month during the term of this Agreement, an unused line fee in an amount equal to 0.25% per annum times the Average Unused Portion of the Maximum Revolving Amount;

         (c) Financial Examination, Documentation, and Appraisal Fees. Foothill's customary fee of $650 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrowers performed by personnel employed by Foothill; Foothill's customary appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Foothill; and, the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrowers or to appraise the Collateral; and

         (d) Servicing Fee. On the first day of each calendar month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to $2,000 per month. 2.12. Eurodollar Rate Loans.

         2.12 Eurodollar Rate Loans. Any other provisions herein to the contrary
notwithstanding,   the  following   provisions  shall  govern  with  respect  to
Eurodollar Rate Loans as to the matters covered:

         (a) Borrowing; Conversion; Continuation. Borrowers may from time to time, on or after the Closing Date, request in a written or telephonic communication with Foothill: (i) Loans to constitute Eurodollar Rate Loans (pursuant to Section 2.12(c)); (ii) that Reference Rate Loans be converted into Eurodollar Rate Loans; or (iii) that existing Eurodollar Rate Loans continue for an additional Interest Period. Any such request shall specify the aggregate amount of the requested Eurodollar Rate Loans, the proposed funding date therefor (which shall be a Business Day, and with respect to continued Eurodollar Rate shall be the last day of the Interest Period of the existing Eurodollar Rate loans being continued), and the proposed Interest Period, in each case subject to the limitations set forth below). Eurodollar Rate Loans may only be made, continue, or extended if, as of the proposed funding date therefor each of the following conditions is satisfied:

                           (v)      no Event of Default exists;

                           (w) no more than 3 Interest  Periods may be in effect
                  at any one time;

                           (x) the amount of each Eurodollar Rate Loan borrowed,
                  converted, or continued must be in an amount not less than $1,000,000 and integral multiples of $500,000 in excess thereof;

                           (y) Foothill shall have  determined that the Interest
                  Period or Adjusted Eurodollar Rate is available to Foothill and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrowers; and

                           (z) Foothill shall have received such request at least 2 Business Days prior to the proposed funding date therefor.

Any request by Borrowers to borrow Eurodollar Rate Loans, to convert Reference Rate Loans to Eurodollar Rate Loans, or to continue any existing Eurodollar Rate Loans shall be irrevocable, except to the extent that Foothill shall determine under Sections 2.12(a), 2.13 or 2.14 that such Eurodollar Rate Loans cannot be made or continued.

         (b)  Determination of Interest Period. By giving notice as set forth in
Section 2.12(a), the Borrowers shall have the option of selecting an Interest Period for such Eurodollar Rate Loan. The determination of Interests Periods shall be subject to the following provisions:

                           (i) in the case of  immediately  successive  Interest
                  Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                           (ii) if any Interest period would otherwise expire on
                  a day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day; provided, however, that if the next succeeding Business Day occurs in the following calendar month, then such Interest Period shall expire on the immediately preceding Business Day;

                           (iii) if any Interest Period begins on the last Business Day of a calendar month, or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, then the Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iv) Borrowers may not select an Interest period which expires later than the last day of the current term of this Agreement.

         (c) Automatic Conversion; Optional Conversion by Foothill. Any Eurodollar Rate Loan shall automatically convert to a Reference Rate Loan upon the last day of the applicable Interest Period, unless Foothill has received a request to continue such Eurodollar Rate Loan at least 2 Business Days prior to the end of such Interest period in accordance with the terms of Section 2.12(a). Any Eurodollar Rate Loan shall, at Foothill's option, upon notice to Borrowers, convert to a Reference Rate Loan in the event that (i) an Event of Default shall have occurred and be continuing as of the last day of the Interest Period for such Eurodollar Rate Loan, or (ii) this Agreement shall terminate, and Borrowers shall pay to Foothill any amounts required by Section 2.15 as a result thereof.

         2.13. Illegality.

         Any other provision herein to the contrary notwithstanding, if the adoption of or any change in any law or in the interpretation or application thereof shall make it unlawful for Foothill to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (a) the obligation of Foothill hereunder to make Eurodollar Rate loans, continue Eurodollar Rate Loans as such, and convert Reference Rate Loans to Eurodollar Rate Loans shall forthwith be cancelled and (b) Foothill's then outstanding Eurodollar Rate Loans, if any, shall be converted automatically to Reference Rate Loans on the respective last days of the then current Interest Periods with respect thereto or within such earlier period as required by law; provided, however, that before making any such demand, Foothill agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different lending office if the making of such a designation would allow Foothill or its lending office to continue to perform its obligations to make Eurodollar Rate Loans. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest period with respect thereto, Borrowers shall pay to Foothill such amounts, if any, as may be required pursuant to Section 2.15. If circumstances subsequently change so that Foothill shall determine that it is no longer so affected, Foothill will promptly notify Borrowers, and upon receipt of such notice, the obligations of Foothill to make or continue Eurodollar Rate Loans or to convert Reference Rate Loans into Eurodollar Rate Loans shall be reinstated.

         2.14. Requirements of Law.

         (a) If the adoption of or any change in any law or in the interpretation or application thereof or compliance by Foothill with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject Foothill to any tax, levy, charge, fee, reduction or withholding of any kind whatsoever with respect to this Agreement or any Loan, or change the basis of taxation of payments to Foothill in respect thereof (except for taxes and the establishment of a tax based on the net income of Foothill or changes in the rate of tax on the net income of Foothill);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, Loans or other extensions of credit by, or any other acquisition of funds by, any office of Foothill; or (iii) shall impose on Foothill any other condition with respect to this Agreement or any Loan; and the result of any of the foregoing is to increase the cost to Foothill, by an amount which Foothill deems to be material, of making, converting into, continuing or maintaining Loans or to increase the cost to Foothill, by an amount which Foothill deems to be material, or to reduce any amount receivable hereunder in respect of Loans, or to forego any other sum payable thereunder or make any payment on account thereof, then, in any such case, Borrowers shall promptly pay Foothill, upon its demand, any additional amounts necessary to compensate Foothill for such increased cost or reduced amount receivable; provided, however, that before making any such demand, Foothill agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow Foothill or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans and avoid the need for, or materially reduce the amount of, such increased cost. If Foothill becomes entitled to claim any additional amounts pursuant to this Section 2.14, Foothill shall promptly notify Borrowers of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 2.14 submitted by Foothill to Borrowers shall be conclusive in the absence of manifest error. If Borrowers so notify Foothill within 5 Business Days after Foothill notifies Borrowers of any increased cost pursuant to the foregoing provisions of this Section 2.14, Borrowers may convert all Eurodollar Rate Loans then outstanding into Reference Rate loans in accordance with Section 2.12 and, additionally, reimburse Foothill for any cost in accordance with
         Section 2.15.

         (b) If Foothill shall have determined that the adoption of or any change in any law regarding capital adequacy or in the interpretation or application thereof or compliance by Foothill or any Person controlling Foothill with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of increasing the amount of capital required to be maintained or reducing the rate of return on Foothill's or such Person's capital as a consequence of its obligations hereunder to a level below that which such Foothill or such Person could have achieved but for such change or compliance (taking into consideration Foothill's or such Person's policies with respect to capital adequacy) by an amount deemed by Foothill to be material, then from time to time, after submission by Foothill to Borrowers of a prompt written request therefor, Borrowers shall pay to Foothill such additional amount or amounts as will compensate Foothill or such Person for such reduction.

         2.15. Indemnity.

         Each Borrower agrees to indemnify Foothill and to hold Foothill harmless from any loss or expense which Foothill may sustain or incur as a consequence of (a) default by Borrowers in payment when due of the principal amount of or interest on any Eurodollar Rate Loan, (b) default by Borrowers in making a borrowing of, conversion into, or continuation of Eurodollar Rate Loans after Borrowers have given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by Borrowers in making any prepayment after Borrowers have given a notice thereof in accordance with the provisions of this Agreement, or (d) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto (whether due to the termination of this Agreement upon the Event of Default or otherwise), including, in each case, any such loss or expense (but excluding loss of margin) arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation of all amounts payable to Foothill under this Section 2.15 shall be made as though Foothill had actually funded the relevant Eurodollar Rate Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period; provided, however, that Foothill may fund each of the Eurodollar Rate Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.15.

3.   CONDITIONS; TERM OF AGREEMENT.

         3.1. Conditions Precedent to the Initial Advance, Letter of Credit and the Term Loan.

         The obligation of Foothill to make the initial Advance, to issue the initial Letter of Credit or to make the Term Loan is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

         (a) the Closing Date shall occur on or before November 20, 1998;

         (b) Foothill shall have received searches reflecting the filing of its financing statements and fixture filings for each Company and Tecstar, Inc.;

         (c) Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                  (i) the Lockbox Agreements;

                  (ii) the  Disbursement  Letter;

                  (iii) the Pay-Off Letters, together with UCC termination statements and other documentation evidencing the termination by each Existing Lender of its Liens in and to the properties and assets of all Companies;

                  (iv) the Mortgages, the Guaranties, the Trademark Mortgage, the Patent Mortgage and the Stock Pledge Agreement; and

                  (v) the Intercreditor Agreements.

         (d) Foothill shall have received a certificate from the Secretary of each Company attesting to the resolutions of such Company's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Company is a party and authorizing specific officers of Company to execute the same;

         (e) Foothill shall have received copies of each Company's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Company;

         (f) Foothill shall have received a certificate of status with respect to each Company, dated within 30 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Company, which certificate shall indicate that such Company is in good standing in such jurisdiction;

         (g) Foothill shall have received certificates of status with respect to each Company, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Company is in good standing in such jurisdictions;

         (h) Foothill shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel;

         (i) Foothill shall have received the $2,000,000 promissory note executed by Tecstar, Inc. in favor of SAG endorsed to Foothill and the Security Agreement executed by Tecstar, Inc. and SAG, and such documents shall be in form and substance satisfactory to Foothill;

         (j) Foothill shall have reviewed and shall be satisfied with the results of the Inventory and Equipment appraisals;

         (k) Foothill shall have reviewed each Company's chassis agreements with its suppliers and shall be satisfied with the results thereof;

         (l) Foothill shall have received such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Foothill may require;

         (m) Foothill shall have received an opinion of Companies' counsel in form and substance satisfactory to Foothill in its sole discretion;

         (n) Foothill shall have received (i) appraisals of the Real Property Collateral and appraisals of the Equipment, in each case satisfactory to Foothill and in compliance with FIRREA guidelines, (ii) ALTA surveys for the Real Property Collateral, and (iii) mortgagee title insurance policies (or marked commitments to issue the same) issued by a title insurance company satisfactory to Foothill (each a "Mortgage Policy" and collectively, the "Mortgage Policies") in amounts satisfactory to Foothill assuring Foothill that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to Foothill;

         (o) Foothill shall have received a phase-I environmental report and a real estate survey shall have been completed with respect to the Real Property Collateral and copies thereof delivered to Foothill; the environmental consultants and surveyors retained for such reports or surveys, the scope of the reports or surveys, and the results thereof shall be acceptable to Foothill in its sole discretion.

         (p) Foothill shall have reviewed the Companies' proposed payment schedule to General Motors Company with respect to $3,000,000 past due amount and shall be satisfied with the results thereof;

         (q) Foothill shall have entered into a Subordination Agreement with Existing Lender on terms and conditions satisfactory to Foothill;

         (r) Foothill shall have received background searches of the officers of the Companies and be satisfied with the results thereof;

         (s) Foothill shall have received satisfactory evidence that all tax returns required to be filed by each Borrower have been timely filed and all taxes upon each Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

         (t) Foothill shall have received the Companies' business plan, availability projections and cash flow projections for the fiscal year ending on the Sunday closest to September 30, 1999 and such business plan and cash flow projections shall be satisfactory to Foothill;

         (u) Borrowers shall have Excess Availability of at least $75,000 after giving effect to the funding of the initial Loans and Letters of Credit; and

         (v) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

         3.2. Conditions Precedent to all Advances, all Letters of Credit and the Term Loan.

         The following shall be conditions precedent to all Advances, all Letters of Credit and the Term Loan hereunder:

         (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

         (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against any Company, Foothill, or any of their Affiliates.

         3.3. Condition Subsequent.

         As a condition subsequent to initial closing hereunder, Borrowers shall perform or cause to be performed the following (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default) within:

         (a) 30 days of the Closing Date, deliver to Foothill the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel; and

         (b) 10 days of the Closing Date, deliver to Foothill availability projections for the fiscal year ending on the Sunday closest to September 30, 1999.

         3.4. Term; Automatic Renewal.

         This Agreement shall become effective upon the execution and delivery hereof by Borrowers and Foothill and shall continue in full force and effect for a term ending on the date (the "Renewal Date") that is three years from the Closing Date and automatically shall be renewed for successive one year periods thereafter, unless sooner terminated pursuant to the terms hereof. Either Borrowers or Foothill may terminate this Agreement effective on the Renewal Date or on any one year anniversary of the Renewal Date by giving the other parties at least 90 days prior written notice; provided, that Borrowers may not terminate this Agreement unless contemporaneously therewith the Tecstar Loan Agreement is terminated. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.5. Effect of Termination.

         On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrowers of their duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide additional credit hereunder is terminated. If any Borrower has sent a notice of termination pursuant to the provisions of
Section 3.4, but Borrowers fail to pay the Obligations in full on the date set forth in said notice, then Foothill may, but shall not be required to, renew this Agreement for an additional term of one year.

         3.6. Early Termination by Borrowers.

         The provisions of Section 3.4 that allow termination of this Agreement by Borrowers only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrowers have the option, at any time upon 90 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including an amount equal to 102% of the undrawn amount of the Letters of Credit), in full, together with a premium (the "Early Termination Premium") equal to (a) 2% of the Maximum Amount if such termination occurs on or before the first anniversary of the date hereof, and (b) 1% of the Maximum Amount if such termination occurs after the first anniversary of the date hereof but on or before the third anniversary of the date hereof or 1% after the third anniversary of the date hereof but before the end of any renewal term.

         3.7. Termination Upon Event of Default.

         If Foothill terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrowers shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrowers agree that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

4.   CREATION OF SECURITY INTEREST.

         4.1. Grant of Security Interest.

         Each Company hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Personal Property Collateral of such Company in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by each Company of each of its covenants and duties under the Loan Documents. Foothill's security interests in the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Foothill or any Company. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of Inventory to buyers in the ordinary course of business and as permitted under Section 7.4, no Company has any authority, express or implied, to dispose of any item or portion of the Collateral.

         4.2. Negotiable Collateral.

         In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Companies, immediately upon the request of Foothill, shall endorse and deliver physical possession of such Negotiable Collateral to Foothill.

         4.3. Collection of Accounts, General Intangibles, and Negotiable Collateral.

         At any time, Foothill or Foothill's designee may (a) notify customers or Account Debtors of a Company that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Each Company agrees that it will hold in trust for
Foothill, as Foothill's trustee, any Collections that it receives and immediately will deliver said Collections to the Lockbox or to Foothill in their original form as received by such Company.

         4.4. Delivery of Additional Documentation Required.

         At any time upon the request of Foothill, each Company shall execute and deliver to Foothill all financing statements, continuation financing
statements,   fixture  filings,  security  agreements,   pledges,   assignments,
endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill reasonably may request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

         4.5. Power of Attorney.

         Each Company hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as such Company's true and lawful attorney, with power to (a) if any Company refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Company on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, sign such Company's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Company's name on any Collection item that may come into Foothill's possession, (e) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, notify the post office authorities to change the address for delivery of such Company's mail to an address designated by Foothill, to receive and open all mail addressed to such Company, and to retain all mail relating to the Collateral and forward all other mail to such Company, (f) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, make, settle, and adjust all claims under such Company's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases that Foothill determines to be necessary. The appointment of Foothill as each Company's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

         4.6. Right to Inspect.

         Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect each Company's Books and to check, test, and appraise the Collateral in order to verify each Company's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. Foothill shall have the right, at Borrowers' expense, to obtain desk top appraisals of the Inventory on a semi-annual basis and full count appraisals of the Inventory on an annual basis, in each case, such appraisals to be in form, scope and methodology acceptable to Foothill and performed by an appraiser acceptable to Foothill.

5.   REPRESENTATIONS AND WARRANTIES.

         In order to induce Foothill to enter into this Agreement, each Company makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance, Letter of Credit or Term Loan made thereafter, as though made on and as of the date of such Advance, Letter of Credit or Term Loan (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

         5.1. No Encumbrances.

         Each Company has good and indefeasible title to its respective Collateral, free and clear of Liens except for Permitted Liens.

         5.2. Eligible Accounts.

         The Eligible Accounts of each Borrower are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of such Borrower's business, unconditionally owed to such Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. No Borrower has received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

         5.3. Eligible Inventory.

         All Eligible Inventory is of good and merchantable quality, free from defects.

         5.4. Equipment.

         All of the Equipment of each Company is used or held for use in such Company's respective business and is fit for such purposes.

         5.5. Location of Inventory and Equipment.

         The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on Schedule 6.12 or otherwise permitted by Section 6.12.

         5.6. Inventory Records.

         Each  Company  keeps  correct  and  accurate   records   itemizing  and
describing the kind, type, quality, and quantity of the Inventory, and such Company's cost therefor.

         5.7. Location of Chief Executive Office; FEIN.

         The address of each Company 's chief executive office and FEIN is as set forth on Schedule 5.7.

         5.8. Due Organization and Qualification; Subsidiaries.

         (a) Each Company is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

         (b) Set forth on Schedule 5.8, is a complete and accurate list of each Company's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by such Company. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

         (c) Except as set forth on Schedule 5.8, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of any Company is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

         5.9. Due Authorization; No Conflict.

         (a) The execution, delivery, and performance by each Company of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

         (b) The execution, delivery, and performance by each Company of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations G, T, U, and X of the Federal Reserve Board) applicable to such Company, the Governing Documents of such Company, or any order, judgment, or decree of any court or other Governmental Authority binding on such Company,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of such Company, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Company, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of such Company.

         (c) Other than the filing of appropriate financing statements, fixture filings, and mortgages, the execution, delivery, and performance by each Company of this Agreement and the Loan Documents to which such Company is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

         (d) This Agreement and the Loan Documents to which each Company is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Company will be the legally valid and binding obligations of such Company, enforceable against such Company in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

         (e) The Liens granted by each Company to Foothill in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

         5.10. Litigation.

         There are no actions or proceedings pending by or against any Company before any court or administrative agency and none of the Companies has knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving any Company or any guarantor of the Obligations, except for: (a) ongoing collection matters in which any Company is the plaintiff; (b) matters disclosed on Schedule 5.10; and (c) matters arising after the date hereof that, if decided adversely to any Company, would not have a Material Adverse Change.

         5.11. No Material Adverse Change.

         All financial statements relating to each Company or any guarantor of the Obligations that have been delivered by such Company to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present such Company's (or such guarantor's, as applicable) financial condition as of the date thereof and such Company's results of operations for the period then ended. There has not been a Material Adverse Change with respect to any Company (or such guarantor, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

         5.12. Solvency.

         Each Company (other than IAG) is Solvent. No transfer of property is being made by any Company and no obligation is being incurred by any Company in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Company.

         5.13. Employee Benefits.

         No Company, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on
Schedule 5.13. Each Company, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. No Company or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. No Company or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

         5.14. Environmental Condition.

         No Company's properties or assets has ever been used by such Company or, to the best of such Company's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, except in compliance with applicable laws or as described on Schedule 5.14. No Company's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by any Company. Except as described on Schedule 5.14, no Company has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Company resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.15. Year 2000 Compliance.

         Companies have begun to undertake a comprehensive review and assessment of their computer applications and have begun to make inquiry of their material suppliers, vendors and customers. Based on the foregoing, Companies reasonably believe that what is commonly referred to as the "Year 2000 problem" (that is, the risk that computer applications used by any Person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) will not result in a Material Adverse Change on the operations, business, properties, or conditions (financial or otherwise) of Companies. Companies are taking all necessary and appropriate steps to ascertain the extent of, quantify and successfully address the business and financial risks facing Companies as a result of the Year 2000 problem, including ascertaining risks resulting from the failure of key customers and suppliers of Companies to address successfully the Year 2000 problems, and Companies' material computer applications will, on or before March 31, 1999, adequately address the Year 2000 problem in all material respects.

         5.16. Consigned Chassis.

         No Company's Inventory includes any chassis consigned to such Company.

         5.17. Starcraft Southwest, Inc.

         Starcraft Southwest, Inc. is a wholly-owned subsidiary of SC. It has no assets and conducts no business operations.

6.   AFFIRMATIVE COVENANTS.

         Each Company covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Foothill shall otherwise consent in writing, each Company shall do all of the following:

         6.1. Accounting System.

         Maintain a standard and modern system of accounting that enables each Company to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Foothill. Each Company also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

         6.2. Collateral Reporting.

         Provide Foothill with the following documents at the following times in form satisfactory to Foothill: (a) on a weekly basis, a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date, (b) on a monthly basis and, in any event, by no later than the 10th day of each fiscal month during the term of this Agreement, (i) a detailed calculation of the Borrowing Base, and (ii) a detailed aging by due date, by total, of the Accounts of each Borrower, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Foothill, (c) on a monthly basis and, in any event, by no later than the 10th day of each fiscal month during the term of this Agreement, a summary aging, by vendor, of each Borrower's accounts payable and any book overdraft, (d) on a weekly basis, Inventory reports specifying each Borrower's cost and the wholesale market value of its Inventory by category, with additional detail showing additions to and deletions from the Inventory (provided, that the Inventory report with respect to raw materials shall be delivered on a monthly basis), (e) on a weekly basis a report identifying those Accounts which have been invoiced to the customer thereof but with respect to which the Inventory has not yet been shipped, (f) on each Business Day if requested by Foothill, notice of all returns, disputes or claims (other than claims described in the warranty claims report delivered to Foothill pursuant to clause (h) below), (g) upon request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by each Borrower, purchase orders and invoices, (h) on a quarterly basis, a detailed list of each Borrower's customers and a warranty claims report in form and substance satisfactory to Foothill, (i) on a monthly basis, a calculation of the Dilution for the prior fiscal month; and (j) such other reports as to the Collateral or the financial condition of each Borrower as Foothill may request from time to time. Original sales invoices evidencing daily sales shall be mailed by each Borrower to each Account Debtor and, at Foothill's direction, the invoices shall indicate on their face that the Account has been assigned to Foothill and that all payments are to be made directly to Foothill. In addition to the foregoing, Borrowers shall promptly provide to Foothill any report that Borrowers deliver to General Motors Corporation.

         6.3. Financial Statements, Reports, Certificates.

         Deliver to Foothill: (a) as soon as available, but in any event within 30 days after the end of each fiscal month during each of SC's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering the Companies' consolidated operations during such period; (b) as soon as available, but in any event within 90 days after the end of each of each SC's fiscal years, consolidated financial statements of Companies for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any Default or Event of Default; and (c) at the end of a fiscal year a monthly budget for the following fiscal year, on a Company by Company basis. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. The financial statements referred to above shall be prepared on a consolidated basis for SC and its Subsidiaries.

         Together with the above, SC also shall deliver to Foothill SC's Form 10-Q Quarterly Reports, Form 10-K Annual Reports and Form 8-K Current Reports, and any other filings made by SC with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by SC to its shareholders, and any other report reasonably requested by Foothill relating to the financial condition of SC and its Subsidiaries. In addition, so long as Starshak & Associates is engaged by the Companies, SC shall cause Starshak & Associates to deliver to Foothill a monthly status report.

         Each fiscal month, together with the financial statements provided pursuant to Section 6.3(a), SC shall deliver to Foothill a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of each Company, (ii) the representations and warranties of each Company contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),
(iii) for each fiscal month that also is the date on which a financial covenant in Sections 7.20 and 7.21 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Sections 7.20 and 7.21, and (iv) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Companies have taken, are taking, or propose to take with respect thereto).

         Each Company shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning such Company that Foothill may request. Such Company hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Foothill, at such Company's expense, copies of such Company's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding such Company's business affairs and financial conditions.

         6.4. Tax Returns.

         Deliver to Foothill copies of each of each Company's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

         6.5. Guarantor Reports.

         Cause any guarantor of any of the Obligations (other than IAG) to deliver its annual financial statements at the time when each Company provides its audited financial statements to Foothill and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

         6.6. Returns.

         Cause returns and allowances, if any, as between each Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of such Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to a Borrower, such Borrower promptly shall determine the reason for such return and, if such Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to such Borrower, such Borrower promptly shall determine the reason for such return and, if Foothill consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Foothill) in the appropriate amount to such Account Debtor.

         6.7. Title to Equipment.

         Upon Foothill's request, each Company immediately shall deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

         6.8. Maintenance of Equipment.

         Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, no Company shall permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

         6.9. Taxes.

         Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Company or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. To the extent that a Company fails timely to make payment of such taxes or assessments, Foothill shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base. Each Company shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Each Company will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that such Company has made such payments or deposits.

         6.10. Insurance.

         (a) At its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Each Company also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Company's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

         (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the improvements and fixtures on the Real Property, for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Foothill may require, but in any event in amounts sufficient to prevent any Company from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in an amount of not less than $2,000,000;
(iii) business rental insurance covering annual receipts for a 12 month period for each parcel of Real Property Collateral; and (iv) insurance for such other risks as Foothill may require. Replacement costs, at Foothill's option, may be redetermined by an insurance appraiser, satisfactory to Foothill, not more frequently than once every 12 months at Borrowers' cost.

         (c) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All hazard insurance and such other insurance as Foothill shall specify, shall contain a Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Foothill, showing Foothill as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this
Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Foothill and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Companies or Foothill which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Foothill pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Companies shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all then due premiums therefor. (d) Original policies or certificates thereof satisfactory to Foothill evidencing such insurance shall be delivered to Foothill at least 30 days prior to the expiration of the existing or preceding policies. Companies shall give Foothill prompt notice of any loss covered by such insurance, and Foothill shall have the right to adjust any loss. Foothill shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Companies whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Foothill to be applied at the option of Foothill either to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to Companies under stage payment terms satisfactory to Foothill for application to the cost of repairs, replacements, or restorations; provided, that so long as no Event of Default exists the proceeds of a casualty involving less than $50,000 shall be remitted to Companies. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Foothill shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Foothill shall determine. (e) No Company shall take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Foothill is included thereon as named insured with the loss payable to Foothill under a standard 438BFU (NS) Mortgagee endorsement, or its local equivalent. Companies immediately shall notify Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Foothill.

         6.11. No Setoffs or Counterclaims.

         Make payments hereunder and under the other Loan Documents by or on behalf of each Company without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

         6.12. Location of Inventory and Equipment.

         Keep the Inventory and  Equipment  only at the locations  identified on
Schedule 6.12; provided, however, that Companies may amend Schedule 6.12 to add a new location so long as such amendment occurs by written notice to Foothill not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Companies provide any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and also provide to Foothill a Collateral Access Agreement.

         6.13. Compliance with Laws.

         Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to have a Material Adverse Change.

         6.14. Employee Benefits.

         (a) Promptly, and in any event within 10 Business Days after any Company or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, deliver a written statement of the chief financial officer of such Company describing such ERISA Event and any action that is being taken with respect thereto by such Company, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Such Company or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, shall promptly, and in any event within 3 Business Days after the filing thereof with the IRS, deliver a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by such Company, any of its Subsidiaries or, to the knowledge of Companies, any ERISA Affiliate with respect to such request, and shall promptly, and in any event within 3 Business Days after receipt by such Company, any of its Subsidiaries or, to the knowledge of Companies, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, deliver copies of each such notice.

         (b) Cause to be delivered to Foothill, upon Foothill's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of any Company or its Subsidiaries;
(ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by any Company or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to any Company or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of any Company or its Subsidiaries under any Retiree Health Plan.

         6.15. Leases.

         Pay when due all rents and other amounts payable under any leases to which any Company is a party or by which any Company's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that any Company fails timely to make payment of such rents and other amounts payable when due under its leases, Foothill shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

7.   NEGATIVE COVENANTS.

         Each Company covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, no Company will do any of the following without Foothill's prior written consent:

         7.1. Indebtedness.

         Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

         (a)   Indebtedness   evidenced  by  this   Agreement,   together   with
Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

         (b) Indebtedness set forth on Schedule 7.1;

         (c) Indebtedness secured by Permitted Liens; and

         (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by any Company, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness.

         7.2. Liens.

         Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(d) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

         7.3. Restrictions on Fundamental Changes.

         Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

         7.4. Disposal of Assets.

         Sell, lease, assign, transfer, or otherwise dispose of any of any Company's properties or assets other than (i) sales of Inventory to buyers in the ordinary course of such Company's business as currently conducted and (ii) so long as no Event of Default exists or would be caused thereby, sales of obsolete or unuseful Equipment in the aggregate amount not to exceed $50,000 in any fiscal year.

         7.5. Change Name.

         Change any Company's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name.

         7.6. Guarantee.

         Except as described on Schedule 7.6, guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of a Borrower or which are transmitted or turned over to Foothill.

         7.7. Nature of Business.

         Make any change in the principal nature of any Company's business.

         7.8. Prepayments and Amendments.

         (a) Except in connection with a refinancing permitted by Section 7.1(d), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

         (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c) or (d).

         7.9. Change of Control.

         Cause, permit, or suffer, directly or indirectly, any Change of Control.

         7.10. Consignments; New Chassis Supplier Agreements.

         Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale; or commingle consigned chassis and chassis owned by a Borrower; or enter into any arrangement to acquire chassis on consignment unless the consignor thereof enters into an intercreditor agreement with Foothill satisfactory to Foothill.

         7.11. Distributions.

         Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of any Company's capital stock, of any class, whether now or hereafter outstanding.

         7.12. Accounting Methods.

         Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of any Company's accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or such Company's financial condition. Each Company waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement, and agrees that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information.

         7.13. Investments.

         Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person,
(b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person; provided, that so long as no Event of Default exists or would be caused thereby, Companies may make loans to Tecstar, Inc. in an aggregate principal amount outstanding not to exceed $2,000,000 at any time so long as such loans are evidenced by one or more promissory notes assigned to Foothill.

         7.14. Transactions with Affiliates.

         Except as described on Schedule 7.14, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Company except for transactions that are in the ordinary course of such Company's business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to such Company than would be obtained in an arm's length transaction with a non-Affiliate.

         7.15. Suspension.

         Suspend or go out of a substantial portion of its business.

         7.16. Compensation.

         Increase the annual fee or per-meeting fees paid to directors of Companies during any fiscal year by more than 15% over the prior fiscal year; pay or accrue total cash compensation, during any fiscal year, to officers and senior management employees of Companies in an aggregate amount in excess of 115% of that paid or accrued in the prior fiscal year; provided, that the foregoing shall not prohibit Companies from employing additional officers and senior management at a compensation level comparable for that type of position in the industry.

         7.17. Use of Proceeds.

         Use the proceeds of the Advances and the Term Loan made hereunder for any purpose other than (i) on the Closing Date, (y) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lenders, and (z) to pay transactional costs and expenses incurred in connection with this Agreement, and (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

         7.18. Change in Location of Chief Executive Office; Inventory and Equipment with Bailees.

         Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Foothill and so long as, at the time of such written notification, Borrowers provide any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

         7.19. No Prohibited Transactions Under ERISA.

         Directly or indirectly:

         (a) engage, or permit any Subsidiary of any Company to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

         (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

         (c) fail, or permit any Subsidiary of any Company to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

         (d) terminate, or permit any Subsidiary of any Company to terminate, any Benefit Plan where such event would result in any liability of such Company, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

         (e) fail, or permit any Subsidiary of any Company to fail, to make any required contribution or payment to any Multiemployer Plan;

         (f) fail, or permit any Subsidiary of any Company to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

         (g) amend, or permit any Subsidiary of any Company to amend, a Plan resulting in an increase in current liability for the plan year such that any Company, any Subsidiary of any Company or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

         (h) withdraw, or permit any Subsidiary of any Company to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA; which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of any Company, any of its Subsidiaries or any ERISA Affiliate in excess of $100,000.

         7.20. Financial Covenants.

         Fail to maintain:

         (a) Tangible Net Worth. Tangible Net Worth of at least (i) negative $3,200,000 as of the last day of the fiscal quarter ending on the Sunday closest to December 31, 1998, (ii) negative $3,200,000 as of the last day of the fiscal quarter ending on the Sunday closest to March 31, 1999, (iii) negative $350,000 as of the last day of the fiscal quarter ending on the Sunday closest to June 30, 1999, and (iv) $700,000 as of the last day of the fiscal quarter ending on the Sunday closest to September 30, 1999. For each fiscal quarter ending after the Sunday closest to September 30, 1999, Companies shall maintain Tangible Net Worth at a level to be determined by Foothill, which level will be based on Companies' projections (but in no event will Tangible Net Worth as of the last day of any such fiscal quarter be less than $700,000);

         (b) EBITDA. EBITDA of at least (i) negative $2,400,000 for the fiscal quarter ending on the Sunday closest to December 31, 1998; (ii) $362,000 for the fiscal quarter ending on the Sunday closest to March 31, 1999; (iii) $1,518,000 for the fiscal quarter ending on the Sunday closest to June 30, 1999; and (iv) $410,000 for the fiscal quarter ending on the Sunday closest to September 30, 1999. For each fiscal quarter ending after the Sunday closest to September 30, 1999, Companies shall maintain EBITDA at a level to be determined by Foothill, which level will be based on Companies' projections (but in no event shall EBITDA for any fiscal quarter be less than the level of EBITDA required for the corresponding fiscal quarter in the immediate preceding fiscal year). Companies agree to deliver to Foothill projections for each fiscal year prior to the beginning of such fiscal year and such projections shall be in form and substance acceptable to Foothill.

         7.21. Capital Expenditures.

         Make capital expenditures in any fiscal year in excess of $500,000.

8.   EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1. If any Company fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations);

         8.2. (a) If a Company fails or neglects to perform, keep or observe any term, provision, condition, covenant or agreement contained in Sections 6.1 (Accounting System), 6.2 (Collateral Reporting), 6.3 (Financial Statements, Reports, Certificates), 6.4 (Tax Returns), 6.7 (Title to Equipment), 6.8 (Maintenance of Equipment), 6.12 (Location of Inventory and Equipment), 6.13 (Compliance with Laws), 6.14 (Employee Benefits) or 6.15 (Leases) of this Agreement and such failure continues for a period of 5 Business Days; or (b) if a Company or any other Obligor fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement, or in any of the other Loan Documents; in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this
Section 8 shall govern; provided, that during any period of time that any such failure or neglect of a Company or such other Obligor referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, Foothill shall not be required during such period to make Advances to Borrowers.

         8.3. If there is a Material Adverse Change;

         8.4. If any material portion of any Company's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

         8.5. If an Insolvency Proceeding is commenced by any Company;

         8.6. If an Insolvency Proceeding is commenced against any Company and any of the following events occur: (a) any Company consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill shall be relieved of its obligation to extend credit hereunder;
(d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Company; or (e) an order for relief shall have been issued or entered therein;

         8.7. If any Company is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.8. If a notice of Lien, levy, or assessment is filed of record with respect to any of any Company's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of any Company's properties or assets and the same is not paid on the payment date thereof;

         8.9. If a judgment or other claim in excess of $50,000 becomes a Lien or encumbrance upon any material portion of any Company's properties or assets;

         8.10. If there is a default under any of the agreements between General Motors Acceptance Corporation or any of its Affiliates, Ford Motor Credit Company or any of its Affiliates or Chrysler Financial Company, L.L.C. or any of its Affiliates, on the one hand, and any of the Companies, on the other hand; or if there is a default under any Intercreditor Agreement; or if there is an "Event of Default" as defined in the Tecstar Loan Agreement; or if there is a default under any other material agreement to which any Company is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of any Company's obligations thereunder; or if any of the Intercreditor Agreements is terminated;


         8.11. If any Company makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.12. If any warranty, representation, statement, or report made to Foothill by any Company or any officer, employee, agent, or director of any Company, is untrue or misleading in any material respect when made, or if any such warranty or representation is withdrawn; or

         8.13. If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding.


9.   FOOTHILL'S RIGHTS AND REMEDIES.

         9.1. Rights and Remedies.

         Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Companies:

         (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

         (b) Cease advancing money or extending credit to or for the benefit of Companies under this Agreement, under any of the Loan Documents, or under any other agreement between any Company and Foothill;

         (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Collateral and without affecting the Obligations;

         (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrowers' Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

         (e) Cause each Company to hold all returned Inventory in trust for Foothill, segregate all returned Inventory from all other property of such Company or in such Company's possession and conspicuously label said returned Inventory as the property of Foothill;

         (f) Without notice to or demand upon any Company or any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Each Company agrees to assemble the Personal Property Collateral if Foothill so requires, and to make the Personal Property Collateral available to Foothill as Foothill may designate. Each Company authorizes Foothill to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of each Company's owned or leased premises, each Company hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

         (g) Without notice to any Company (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Company held by Foothill (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrowers held by Foothill;

         (h) Hold, as cash collateral, any and all balances and deposits of any Company held by Foothill, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

         (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Foothill is hereby granted a license or other right to use, without charge, each Company's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and any Company's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

         (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Company's premises) as Foothill determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

         (k) Foothill shall give notice of the disposition of the Personal Property Collateral as follows:

                  (i) Foothill shall give Companies and each holder of a security interest in the Personal Property Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                  (ii) The notice shall be personally delivered or mailed, postage prepaid, to Companies as provided in Section 12, at least 10 days before the date fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Companies claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Foothill; (iii) If the sale is to be a public sale, Foothill also shall give notice of the time and place by publishing a notice one time at least 10 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

         (l) Foothill may credit bid and purchase at any public sale; and

         (m) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Companies. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Companies.

         9.2. Remedies Cumulative.

         Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

10.  TAXES AND EXPENSES.

         If any Company fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines that such failure by such Company could result in a Material Adverse Change, in its discretion and without prior notice to any Company, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrowers' Loan Account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.  WAIVERS; INDEMNIFICATION.

         11.1. Demand; Protest; etc.

         Each Company waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which such Company may in any way be liable.

         11.2. Foothill's Liability for Collateral.

         So long as  Foothill  complies  with  its  obligations,  if any,  under
Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Companies.

         11.3. Indemnification.

         Each Company shall pay, indemnify, defend, and hold Foothill, each Participant and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). No Company shall have any obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

12.  NOTICES.

         Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or facsimile to Companies or to Foothill, as the case may be, at its address set forth below:

                   If to a Company:     STARCRAFT CORPORATION
                                        2703 College Avenue
                                        Goshen, Indiana  46526
                                        Attn:  Michael H. Schoeffler
                                        Fax No. (219) 534-9524
                   with copies to:      BARNES & THORNBURG
                                        121 West Franklin Street
                                        Suite 200
                                        Elkhart, Indiana  46516
                                        Attn:  Rand W. Nilsson
                                        Fax No. (219) 296-2535
                   If to Foothill:      FOOTHILL CAPITAL CORPORATION
                                        11111 Santa Monica Boulevard
                                        Suite 1500
                                        Los Angeles, California  90025-3333
                                        Attn:  Business Finance Division Manager
                                        Fax No. (310) 478-9788
                   with copies to:      GOLDBERG, KOHN, BELL, BLACK,
                                            ROSENBLOOM & MORITZ, LTD.
                                        55 East Monroe Street
                                        Suite 3700
                                        Chicago, Illinois  60603
                                        Attn:  Gary Zussman, Esq.
                                        Fax No. (312) 332-2196

         The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Each Company acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted facsimile or other similar method set forth above.

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

         THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN AN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF EACH COMPANY AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. EACH OF EACH COMPANY AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF EACH COMPANY AND FOOTHILL REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.  DESTRUCTION OF BORROWERS' DOCUMENTS.

         All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill 4 calendar months after they are delivered to or received by Foothill, unless a Company requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at such Company's expense, for their return.

15.  GENERAL PROVISIONS.

         15.1. Effectiveness.

         This Agreement shall be binding and deemed effective when executed by each Company and Foothill.

         15.2. Successors and Assigns.

         This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that no Company may assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release any Company from its Obligations. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by any Company is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to any Company or any Company's business. To the extent that Foothill assigns its rights and obligations hereunder to a third Person, Foothill thereafter shall be released from such assigned obligations to Companies.

         15.3. Section Headings.

         Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

         15.4. Interpretation.

         Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Companies, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         15.5. Severability of Provisions.

         Each  provision of this  Agreement  shall be severable from every other
provision  of  this  Agreement  for  the  purpose  of   determining   the  legal
enforceability of any specific provision.

         15.6. Amendments in Writing.

         This Agreement can only be amended by a writing signed by both Foothill and Companies.

         15.7. Counterparts; Facsimile Execution.

         This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

         15.8. Revival and Reinstatement of Obligations.

         If the incurrence or payment of the Obligations by Companies or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of
Foothill related thereto, the liability of Borrowers or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         15.9. Integration.

         This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

         15.10. Joint and Several Liability.

         (a) The obligation of the Borrowers hereunder and under the other Loan Documents are joint and several.

         (b) The liability of each Borrower hereunder and under the Loan Documents shall be absolute, unconditional and irrevocable irrespective of:

                  (i) any lack of validity, legality or enforceability of this Agreement, or any other Loan Document as to any Borrower;

                  (ii) the failure of Foothill (A) to enforce any right or remedy against any Borrower or any other Person (including any guarantor or any Borrower) under the provisions of this Agreement, any other Loan Documents or otherwise, or

                           (B) to  exercise  any  right or  remedy  against  any
                  guarantor of, or collateral  security any  Obligations;

                  (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or other extension, compromise or renewal of any Obligations;

                  (iv) any reduction, limitation, impairment or termination of any Obligations with respect to any Borrower for any reason including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations with respect to any Borrower;

                  (v) any addition, exchange, release, surrender or nonperfection of any Collateral, or any amendment to or waiver or release or addition of, or consent to departure from any guaranty, held by any Foothill securing any of the Obligations; or

                  (vi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any surety or any guarantor.

         Each Borrower agrees if such Borrower's joint and several liability hereunder, or if any liens securing such joint and several liability, would, but for the application of this sentence, be unenforceable under applicable law, such joint and several liability and each such lien shall be valid and enforceable to the maximum extent that would not cause such joint and several liability or such lien to be enforceable under applicable law, and such joint and several liability and such lien shall be deemed to have been automatically amended accordingly at all relevant times.

         To the maximum extent permitted by law, each Borrower hereby waives any defense arising by reason of any claim or defense based upon an election of remedies by Foothill including any defense based upon an election of remedies by Foothill.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Chicago, Illinois.


                             STARCRAFT AUTOMOTIVE GROUP, INC.,
                             an Indian corporation

                             By /s/ Michael H. Schoeffler
                             --------------------------------------
                             Title   Senior Vice President
                                     ------------------------------

                             NATIONAL MOBILITY CORPORATION,
                             an Indiana corporation

                             By /s/ Michael H. Schoeffler
                             --------------------------------------
                             Title   Senior Vice President
                                     ------------------------------

                             IMPERIAL AUTOMOTIVE GROUP, INC.,
                             an Indiana corporation

                             By /s/ Michael H. Schoeffler
                             --------------------------------------
                             Title   Senior Vice President
                                     ------------------------------

                             STARCRAFT CORPORATION,
                             an Indiana corporation

                             By /s/ Michael H. Schoeffler
                             --------------------------------------
                             Title   President
                                     ------------------------------

                             FOOTHILL CAPITAL CORPORATION,
                             a California corporation

                             By /s/ Rhonda R. Foreman
                             --------------------------------------
                             Title   Senior Vice President
                                     ------------------------------